Joint Filer Information



Name:  Sun Pipe Line Company*
Address:	1801 Market Street, Philadelphia, PA 19103
Designated Filer:	Sunoco Partners LLC
Issuer and Ticker Symbol:  Sunoco Logistics Partners L.P. (SXL)
Date of Event Requiring Statement:  02/15/2005
Signature:  /s/ Elric C. Gerner, Secretary



Name:  Sunoco, Inc. (R&M)**
Address:	1801 Market Street, Philadelphia, PA 19103
Designated Filer:	Sunoco Partners LLC
Issuer and Ticker Symbol:  Sunoco Logistics Partners L.P. (SXL)
Date of Event Requiring Statement:	02/15/2005
Signature:	/s/ Elric C. Gerner, VP and Assistant Secretary



Name:  Atlantic Refining & Marketing Corp.***
Address:	1801 Market Street, Philadelphia, PA 19103
Designated Filer:	Sunoco Partners LLC
Issuer and Ticker Symbol:  Sunoco Logistics Partners L.P. (SXL)
Date of Event Requiring Statement:	02/15/2005
Signature:	/s/ Elric C. Gerner, Secretary



_______________________
*Sun Pipe Line Company owns 67% of the membership interests in Sunoco Partners LLC.
**Sunoco, Inc. (R&M) owns 13% of the membership interests in Sunoco
Partners LLC.
***Atlantic Refining & Marketing Corp. owns 20% of the membership interests in Sunoco Partners LLC.